                         Notice of Guaranteed Delivery
                                      for
                        Tender of Shares of Common Stock
                                       of

                               Vivra Incorporated
                   (Not to Be Used for Signature Guarantees)

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of Common Stock, par value $.01 per share (the "Shares"), of Vivra Incorporated, a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to The Bank of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in "Section 1. Terms of the Offer; Expiration Date" of the Offer to Purchase (as defined below)) or
(iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, telex or facsimile transmission to the Depositary. See "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                              THE BANK OF NEW YORK

          BY MAIL:                     BY FACSIMILE:           BY HAND/OVERNIGHT COURIER:

      Tender & Exchange               (212) 815-6213                Tender & Exchange
         Department                                                    Department
       P.O. Box 11248              Confirm by Telephone:           101 Barclay Street
    Church Street Station             1-800-507-9357           Receive and Delivery Window
New York, New York 10286-1248                                   New York, New York 10286

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OR TELEX OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tender(s) to Gambro Healthcare Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Incentive AB, a corporation organized under the laws of Sweden, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 9, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

Number of Shares:
                                                         Signature(s) of Holder(s)

Certificate Nos. (If Available):
                                               Dated: , 1997

                                               Name(s) of Holders:
                                                           Please Type or Print
Check one box if Shares will be delivered by                      Address
book-entry transfer:
/ / The Depository Trust Company                                                    Zip Code
/ / Midwest Securities Trust Company
/ / Philadelphia Depository Trust Company               Area Code and Telephone No.
Account No.

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States, guarantees to deliver to the Depositary, at one of its addresses set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company, in either case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, and any other required documents, all within three New York Stock Exchange ("NYSE") trading days of the date hereof.

Name of Firm                                              Authorized Signature

Address                                                   Title
                                                          Name:
Zip Code                                                  Please Type or Print
                                                          Dated: , 1997
Area Code and Telephone No.

    DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                       3